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                                                                     EXHIBIT 4.8

                                                                  EXECUTION COPY

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                          REGISTRATION RIGHTS AGREEMENT

                           DATED AS OF MARCH 23, 2004
                                  BY AND AMONG

                         CALPINE GENERATING COMPANY, LLC
                              CALGEN FINANCE CORP.

                  THE GUARANTORS REFERRED TO IN ANNEX A HERETO

                                       AND

                        MORGAN STANLEY & CO. INCORPORATED

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      This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of March 23, 2004, by and among Calpine Generating Company, LLC, a Delaware limited liability company ("CALGEN"), CalGen Finance Corp., a Delaware corporation ("CALGEN FINANCE" and, together with CalGen, the "COMPANY"), the other parties referred to in Annex A hereto (the "GUARANTORS"), and Morgan Stanley & Co. Incorporated (the "INITIAL PURCHASER"), which has agreed to purchase the Company's First Priority Floating Rate Notes due 2009 (the "FIRST PRIORITY NOTES"), the Company's Second Priority Floating Rate Notes due 2010 (the "SECOND PRIORITY NOTES"), the Company's Third Priority Floating Rate Notes due 2011 (the "FLOATING RATE NOTES") and the Company's 11.5% Third Priority Secured Notes due 2011 (the "FIXED RATE NOTES" and, together with the First Priority Notes, the Second Priority Notes and the Floating Rate Notes, the "NOTES") pursuant to the Purchase Agreement (as defined below).

      This Agreement is made pursuant to the Purchase Agreement, dated March 12, 2004, (the "PURCHASE AGREEMENT"), by and among the Company, the Guarantors and the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Notes, the Company has agreed to either (i) provide the registration rights set forth in Sections 3 and 4 of this Agreement or (ii) pay special interest to the Holders (as defined below) in accordance with the provisions set forth in
Section 5 herein. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in Section 3 of the Purchase Agreement. The First Priority Notes will be issued pursuant to an Indenture (the "FIRST PRIORITY INDENTURE") to be dated as of the Closing Date, among the Company, the Guarantors and Wilmington Trust FSB, as trustee (the "TRUSTEE"). The Second Priority Notes will be issued pursuant to an Indenture (the "SECOND PRIORITY INDENTURE") to be dated as of the Closing Date, among the Company, the Guarantors and the Trustee. The Floating Rate Notes and the Fixed Rate Notes will be issued pursuant to an Indenture (the "THIRD PRIORITY INDENTURE") to be dated as of the Closing Date, among the Company, the Guarantors and the Trustee. The First Priority Indenture, the Second Priority Indenture and the Third Priority Indenture are collectively referred to herein as the "INDENTURES." Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indentures.

      The parties hereby agree as follows:

SECTION 1. DEFINITIONS

      As used in this Agreement, the following capitalized terms shall have the following meanings:

      ACT: The Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

      AFFILIATE: As defined in Rule 144 under the Act.

      BROKER-DEALER: Any broker or dealer registered under the Exchange Act.

      BUSINESS DAY: Any day other than (i) Saturday or Sunday, (ii) a day on which banking institutions in the City of New York are authorized or required by law to close or (iii) a day on which the corporate trust office of the Trustee is closed for business.

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      CERTIFICATED NOTES: Definitive Notes, as defined in the Indentures.

      CLOSING DATE: The date hereof.

      COMMISSION: The Securities and Exchange Commission.

      CONSUMMATE: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective, and the keeping of the Exchange Offer open, for a period not less than the period required pursuant to
Section 3(b) hereof, and (c) the delivery by the Company to the Registrar under the Indentures of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Notes tendered by Holders thereof pursuant to the Exchange Offer.

      CONSUMMATION DEADLINE: As defined in Section 3(b) hereof.

      DTC: means the Depository Trust Company.

      EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      EXCHANGE NOTES: The Company's First Priority Notes, Second
Priority Notes, Floating Rate Notes and Fixed Rate Notes to be issued pursuant to the Indentures in the Exchange Offer.

      EXCHANGE OFFER: An offer by the Company to exchange and issue a principal amount of Exchange Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Notes that are tendered by such Holders in connection with such offer.

      EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

      EXCHANGE OFFER REGISTRATION STATEMENT EFFECTIVENESS DEADLINE: As defined in Section 3(a) hereof.

      EXCHANGE OFFER REGISTRATION STATEMENT FILING DEADLINE: As defined in Sections 3(a) hereof.

      EXEMPT RESALES: The transactions in which the Initial Purchaser proposes to sell the Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act and pursuant to Regulation S under the Act.

      HOLDERS: As defined in Section 2 hereof.

      MAJORITY HOLDERS: With respect to the Holders of Transfer Restricted Securities, those Holders owning a majority of the aggregate principal amount of such Transfer Restricted Securities.

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      PROSPECTUS: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

      RECOMMENCEMENT DATE: As defined in Section 6(d) hereof.

      REGISTRATION DEFAULT: As defined in Section 5 hereof.

      REGISTRATION STATEMENT: The Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

      REGULATION S: Regulation S promulgated under the Act,

      RULE 144: Rule 144 promulgated under the Act.

      SHELF REGISTRATION STATEMENT: As defined in Section 4(a) hereof.

      SHELF REGISTRATION STATEMENT EFFECTIVENESS DEADLINE: As defined in Section 4(a) hereof.

      SHELF REGISTRATION STATEMENT FILING DEADLINE: As defined in Section 4(a) hereof.

      SUSPENSION NOTICE: As defined in Section 6(d) hereof.

      TIA: The Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder.

      TRANSFER RESTRICTED SECURITIES: Each Note, until the earliest to occur of
(i) the date on which such Note is exchanged by a Person other than a Broker-Dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a Broker-Dealer in the Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement; (iii) the date on which such Note has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement, or (iv) the date on which such Note is distributed to the public pursuant to Rule 144.

SECTION 2. GENERAL PROVISIONS

      (a) The Company and the Guarantors shall at their option (x) perform the obligations set forth in Sections 3 and 4 hereof (collectively, the "REGISTRATION ALTERNATIVE"), or (y) pay special interest to the Holders pursuant to Section 5 hereof (the "SPECIAL INTEREST ALTERNATIVE"). If the Company and the Guarantors elect the Registration Alternative, they will perform the obligations set forth in Sections 3 and 4 hereof, and if they elect the Special Interest Alternative

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they will perform the obligations set forth in Section 5 hereof. Notwithstanding the foregoing, certain provisions of Section 5 are applicable if the Companies and Guarantors elect the Registration Alternative but fail to perform their obligations thereunder.

      (b) A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person owns Transfer Restricted Securities.

SECTION 3. REGISTERED EXCHANGE OFFER

      (a) If the Company elects the Registration Alternative, then, to the extent not prohibited by applicable law or Commission policy, the Company and the Guarantors shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission no later than 180 days after the Closing Date (such 180th day being the "EXCHANGE OFFER REGISTRATION STATEMENT FILING DEADLINE"),
(ii) use all commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective no later than 210 days after the Closing Date (such 210th day being the "EXCHANGE OFFER REGISTRATION STATEMENT EFFECTIVENESS DEADLINE"), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer (provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject), and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence the Exchange Offer as promptly as practicable. The Exchange Offer shall be on the appropriate form permitting (i) registration of the Exchange Notes to be offered in exchange for the Notes that are Transfer Restricted Securities and (ii) resales of Exchange Notes by Broker-Dealers that tendered in the Exchange Offer that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.

      (b) The Company and the Guarantors shall use all commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective until the Exchange Offer is Consummated (or for such longer period of time as is provided in Section 3(c) hereof, and shall keep the Exchange Offer open for a period of at least 20 Business Days (or longer if required by applicable federal and state securities laws) after the date notice of the Exchange Offer is mailed to the Holders. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use all commercially reasonable efforts to cause the Exchange Offer to be Consummated, no later than 45 Business Days after the Exchange Offer Registration Statement has become effective (such 45th day being the "CONSUMMATION DEADLINE").

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      (c) The Company and the Guarantors shall include a "Plan of Distribution"
section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Notes acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission.

      Because such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Exchange Notes received by such Broker-Dealer in the Exchange Offer, the Company and Guarantors shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Notes by Broker-Dealers, the Company and the Guarantors agree to use all commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to tune, for a period of 180 days from the Consummation of the Exchange Offer or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto. The Company and the Guarantors shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, and in no event later than two Business Days after such request, at any time during such period.

      (d) For purposes of clarity, it is hereby acknowledged and agreed that, under current interpretations of law by the Commission, the Initial Purchaser will not be eligible to participate in the Exchange Offer with respect to any unsold allotments of Notes acquired from the Company pursuant to the Purchase Agreement.

      (e) If the Company effects an Exchange Offer with respect to the Notes, the Company and the Guarantors shall be entitled to require any Broker-Dealer to discontinue the sale or other disposition of Exchange Notes pursuant to the Prospectus included in the Exchange Offer Registration Statement for a period not to exceed 30 days in any six-month period or an aggregate of 45 days in any twelve-month period, and in accordance with Section 6(d) hereof. The periods referred to in this Section 3(e) are the "EXCHANGE OFFER REGISTRATION STATEMENT GRACE PERIODS."

      (f) Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Note surrendered in exchange therefore, or if no interest has been paid on such Note, from the date of its original issuance.

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SECTION 4. SHELF REGISTRATION

      (a) Shelf Registration. If (i) the Exchange Offer (or its Consummation) is not permitted by applicable law or Commission policy (after the Company and the Guarantors have complied with the procedures set forth in Section 6(a)(i) below) or (ii) any Holder of Transfer Restricted Securities notifies the Company within 20 Business Days following Consummation of the Exchange Offer that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer, (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Notes acquired directly from the Company or any of its Affiliates, then the Company and the Guarantors shall:

            (x) use all commercially reasonable efforts to cause to be filed, on or prior to 30 days after the earlier of (i) the date on which the Company determines that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) above and (ii) the date on which the Company receives the notice specified in clause (a)(ii) above (such earlier date, the "SHELF REGISTRATION STATEMENT FILING DEADLINE"), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the "SHELF REGISTRATION STATEMENT")), relating to all Transfer Restricted Securities, and

            (y) use all commercially reasonable efforts to cause such Shelf Registration Statement to become effective on or prior to 60 days after the Shelf Registration Statement Filing Deadline (such 60th day the "SHELF REGISTRATION STATEMENT EFFECTIVENESS DEADLINE").

            If, after the Company has filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law (i.e., clause (a)(i) above), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Company and the Guarantors shall remain obligated to meet the Shelf Registration Statement Effectiveness Deadline set forth in clause (y).

            To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company and the Guarantors shall use all commercially reasonable efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and 6(c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(c)(i)) following the Closing Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

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    (b) Provision by Holders of Certain Information in Connection with the Shelf
Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to special interest pursuant to Section 5 hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

      (c) Discontinue Sale or Other Disposition. If the Company and the Guarantors file a Shelf Registration Statement with respect to any Notes, the Company and the Guarantors shall be entitled from time to time to require Holders of Notes to discontinue the sale or other disposition of Notes pursuant to that Shelf Registration Statement for a period not to exceed 30 days in any six-month period or an aggregate of 45 days in any twelve-month period, and in accordance with Section 6(d) hereof. The periods referred to in this Section 4(c) are the "SHELF REGISTRATION STATEMENT GRACE PERIODS."

SECTION 5. SPECIAL INTEREST ALTERNATIVE

      If:

      (a) the Company and the Guarantors elect the Special Interest Alternative; or

      (b) the Company and the Guarantors elect the Registration Alternative, and

            (i) the Company and the Guarantors fail to file (x) the Exchange Offer Registration Statement before the Exchange Offer Registration Statement Filing Deadline or (y) the Shelf Registration Statement before the Shelf Registration Statement Filing Deadline,

            (ii) (x) the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the Exchange Offer Registration Statement Effectiveness Deadline or (y) the Shelf Registration Statement is not declared effective by the Commission on or prior to the Shelf Registration Statement Effectiveness Deadline,

            (iii) the Company and the Guarantors fail to consummate the Exchange Offer within 45 Business Days of the Exchange Offer Registration Statement Effectiveness Deadline with respect to the Exchange Offer Registration Statement,

            (iv) the date on which the duration of the ineffectiveness or unusability of the Exchange Offer Registration Statement in any period exceeds the number of days permitted by Section 3(e) hereof;

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            (v) the date on which the duration of the ineffectiveness or unusability of the Shelf Registration Statement in any period exceeds the number of days permitted by Section 4(c) hereof; or

            (vi) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in Sections 3(b) and 3(c) with respect to the Exchange Offer Registration Statement and Section 4(a) with respect to the Shelf Registration Statement (each such event referred to in clauses (i) through (vi) above, a "REGISTRATION DEFAULT"), provided, however, that neither the failure of the Exchange Offer Registration Statement to be available during any Exchange Offer Registration Statement Grace Period, nor the failure of the Shelf Registration Statement to be available during any Shelf Registration Statement Grace Period, shall be deemed a Registration Default.

then the Company and the Guarantors shall pay special interest to each Holder, with respect to the first 90-day period immediately following (i) if the Company and the Guarantors have elected the Special Interest Alternative, the day that is 180 days after the Closing Date, or (ii) if the Company and the Guarantors have elected the Registration Alternative but a Registration Default has occurred, the occurrence of such Registration Default, in each case in an amount equal to 50 basis points times the principal amount of the Transfer Restricted Securities held by such Holder.

      The amount of the special interest shall increase by an additional 25 basis points with respect to each subsequent 90-day period (until all Registration Defaults have been cured in the case of the Registration Alternative), up to a maximum amount of special interest of 100 basis points.

      If the Company and the Guarantors have elected the Registration Alternative, following cure of all Registration Defaults, the accrual of special interest will cease, and in the event of the occurrence of any subsequent Registration Default, special interest shall accrue at an initial amount of 50 basis points and otherwise in accordance with the provisions described above.

      Anything herein to the contrary notwithstanding, any Holder who was, at the time the Exchange Offer was pending and consummated, eligible to exchange, and did not validly tender, its Notes for Exchange Notes in the Exchange Offer will not be entitled to receive any special interest.

      All accrued special interest will be paid by the Company and the Guarantors on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

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SECTION 6. REGISTRATION PROCEDURES

      (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall (x) comply with all applicable provisions of Section 3 above and Section 6(c) below and (y) comply with all of the following provisions:

            (i) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Transfer Restricted Securities. The Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company and the Guarantors hereby agree to take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

            (ii) As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. As a condition to its participation in the Exchange Offer each Holder using the Exchange Offer to participate in a distribution of the Exchange Notes shall acknowledge and agree that, if the resales are of Exchange Notes obtained by such Holder in exchange for Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co.. Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

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            (iii) Prior to effectiveness of the Exchange Offer Registration
      Statement, if requested or required by the Commission, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that neither the Company nor any Guarantor has entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company's and each Guarantor's information and belief, based on the Holders' representations, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

      (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company and the Guarantors shall (i) comply with the application provisions of Section 4 above and Section 6(c) below and (ii) issue, upon the request of any Holder or purchaser of Notes covered by any Shelf Registration Statement contemplated by this Agreement, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Notes sold pursuant to the Shelf Registration Statement and surrendered to the Company for cancellation; the Company and the Guarantors shall register Exchange Notes on the Shelf Registration Statement for this purpose and issue the Exchange Notes to the purchasers) of securities subject to the Shelf Registration Statement in the names as such purchasers) shall designate.

      (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company and the Guarantors shall:

            (i) use all commercially reasonable efforts to keep such Registration Statement continuously effective including by timely filing with the Commission all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use all commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable.

            (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such

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      Registration Statement effective for the applicable period set forth in
      Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

            (iii) advise each Holder promptly and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto (other than post-effective amendments filed to name a Holder as a selling securityholder, in which case the Company and the Guarantors shall give written notice solely to such Holder), when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use all commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

            (iv) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (v) furnish to each Holder in connection with such exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any

      Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Holders shall reasonably object within five Business Days after the receipt thereof. A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

            (vi) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to each Holder in connection with such exchange or sale, if any, make the Company's and the Guarantors representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Holders may reasonably request;

            (vii) make available, at reasonable times, for inspection by each Holder and any attorney or accountant retained by such Holders, all financial and other records, pertinent corporate documents of the Company and the Guarantors and cause the Company's and the Guarantors' officers, directors and employees to supply all information reasonably requested by any such Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

            (viii) if requested by any Holders in connection with such exchange or sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

            (ix) furnish to each Holder in connection with such exchange or sale without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference, but excluding post-effective amendments filed to name a Holder as a selling securityholder, in which case the Company and the Guarantors shall give written notice solely to such Holder);

            (x) deliver to each Holder without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

            (xi) upon the request of any Holder, enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder in connection with any sale or resale pursuant to any applicable Registration Statement. In such connection, the Company and the Guarantors shall:

                  (A) in the case of a Shelf Registration Statement, upon
            request of the Majority Holders, furnish (or in the case of paragraphs (2) and (3), use all commercially reasonable efforts to cause to be furnished) to each Holder, upon effectiveness of the Shelf Registration Statement:

                        (1) a certificate, dated such date, signed on behalf of
                  the Company and each Guarantor by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company and such Guarantor, confirming, as of the date thereof, the matters set forth in Sections 6(c) (other than clause (ix) of Section 6(c)) and 6(n) of the Purchase Agreement and such other similar matters as the Majority Holders may reasonably request;

                        (2) an opinion, dated the date of effectiveness of the
                  Shelf Registration Statement, of counsel for the Company and the Guarantors covering matters of the type customarily covered by such an opinion as the requesting Majority Holders may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent public accountants for the Company and the Guarantors and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to the extent such counsel deems appropriate upon the statements of officers and other representatives of the Company and the Guarantors) and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                        (3) a customary comfort letter, dated the date of
                  effectiveness of the Shelf Registration Statement, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings; and

                  (B) deliver such other documents and certificates as may be reasonably requested by the Majority Holders to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in the any agreement entered into by the Company and the Guarantors pursuant to this clause (xi);

            (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

            (xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;

            (xiv) use all commercially reasonable efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause
      (xii) above;

            (xv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indentures with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

            (xvi) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

            (xvii) cause the Indentures to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indentures as may be required for the Indentures to be so qualified in accordance with the terms of the TIA; and execute and use all commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable the Indentures to be so qualified in a timely manner; and

            (xviii) provide promptly to each Holder, upon request, each document filed with the Commission pursuant to the requirements of Section 13 or
      Section 15(d) of the Exchange Act.

      (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in
Section 6(c)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a "SUSPENSION NOTICE"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "RECOMMENCEMENT DATE"). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date.

SECTION 7. REGISTRATION EXPENSES

      (a) All expenses incident to the Company's and the Guarantors' performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the Guarantors; (v) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and
(vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

      The Company will, in any event, bear its and the Guarantors' internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

      (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors will reimburse the Initial Purchaser and the Holders of Transfer Restricted Securities who are tendering Notes into in the Exchange Offer and/or selling or reselling Notes or Exchange Notes pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Latham & Watkins LLP, unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

      (c) Notwithstanding anything to the contrary herein, any and all underwriting discounts and selling commissions applicable to a sale incurred in connection with any registrations hereunder shall be borne by the Holders.

SECTION 8. INDEMNIFICATION

      (a) The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, judgments, (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any Holder or any prospective purchaser of Exchange Notes or registered Notes, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except (i) insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders, and (ii) that the foregoing indemnity, with respect to any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto), shall not inure to the benefit of any Holder (or any person controlling such Holder) from whom the person asserting any such losses, claims, damages or liabilities purchased the securities concerned, to the extent that a Prospectus relating to such securities was required to be delivered by such Holder under the Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the final Prospectus if the Company had previously furnished copies thereof to such Holder at or prior to the written confirmation of the sale of such securities to such person and the untrue statement or alleged untrue statement or omission or alleged omission contained in the preliminary prospectus was corrected in the final prospectus (or the final prospectus as supplemented).

      (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, or the Guarantors to the same extent as the foregoing indemnity from the Company and the Guarantors set forth in section (a) above, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement. In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

      (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Majority Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Company and Guarantors, in the case of parties indemnified pursuant to Section 8(b). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

      (d) To the extent that the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 8(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Guarantor, on the one hand, or by the Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

      The Company, the Guarantors and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

SECTION 9. RULE 144A AND RULE 144

      The Company and each Guarantor agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company or such Guarantor (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15 (d) of the Exchange Act, to use all commercially reasonable efforts to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

SECTION 10. MISCELLANEOUS

      (a) [INTENTIONALLY OMITTED]

      (b) No Inconsistent Agreements. Neither the Company nor any Guarantor will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any Guarantor has previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's and the Guarantors' securities under any agreement in effect on the date hereof.

      (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 10(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

      (d) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

      (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

            (i) if to a Holder, at the address set forth on the records of the Registrar under the Indentures, with a copy to the Registrar under the Indentures; and

            (ii) if to the Company or the Guarantors:

                        c/o Calpine Generating Company, LLC
                        50 West San Fernando Street
                        San Jose, California 95113
                        Facsimile No.:
                        Attention:

                        With a copy to:

                        Covington & Burling
                        1330 Avenue of the Americas
                        New York, NY 10019
                        Facsimile No.: (212) 841-1010
                        Attention: William R. Collins

      All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

      Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indentures.

      (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indentures. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

      (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

      (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

      (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                CALPINE GENERATING COMPANY, LLC

                                By: /s/ Zamir Rauf
                                    --------------------------------------------
                                    Name: Zamir Rauf
                                    Title: Vice President

                                CALGEN FINANCE CORP.

                                By: /s/ Zamir Rauf
                                    --------------------------------------------
                                    Name: Zamir Rauf
                                    Title: Vice President

      (CalGen Finance Corp. Registration Rights Agreement Signature Page)

MORGAN STANLEY & CO. INCORPORATED

/s/ Bryan W. Andrzejewski
--------------------------------------
Name:  Bryan W. Andrzejewski
Title: Executive Director

      (CalGen Finance Corp. Registration Rights Agreement Signature Page)

                                                                         Annex A
                                                to Registration Rights Agreement

                        THE GUARANTORS:

                        CALGEN EXPANSION COMPANY, LLC
                        CPN FREESTONE, LLC
                        CALPINE FREESTONE, LLC
                        CALPINE FREESTONE ENERGY GP, LLC
                        CALPINE CHANNEL ENERGY CENTER LP, LLC
                        CALPINE CHANNEL ENERGY CENTER GP, LLC
                        CHANNEL POWER GP, LLC
                        CALGEN EQUIPMENT FINANCE HOLDINGS, LLC
                        CALGEN PROJECT EQUIPMENT FINANCE COMPANY ONE, LLC CALGEN PROJECT EQUIPMENT FINANCE COMPANY THREE LLC CALGEN EQUIPMENT FINANCE COMPANY, LLC
                        NUECES BAY ENERGY LLC
                        CALPINE NORTHBROOK SOUTHCOAST INVESTORS, LLC
                        CALPINE CORPUS CHRISTI ENERGY GP, LLC
                        ZION ENERGY LLC
                        LOS MEDANOS ENERGY CENTER, LLC
                        MORGAN ENERGY CENTER, LLC
                        CARVILLE ENERGY LLC
                        DECATUR ENERGY CENTER, LLC
                        CALPINE ONETA POWER I, LLC
                        CALPINE ONETA POWER II, LLC
                        CALPINE BAYTOWN ENERGY CENTER LP, LLC
                        CALPINE BAYTOWN ENERGY CENTER GP, LLC
                        BAYTOWN POWER GP, LLC
                        COLUMBIA ENERGY LLC
                        DELTA ENERGY CENTER, LLC
                        CALGEN PROJECT EQUIPMENT FINANCE COMPANY TWO, LLC PASTORIA ENERGY FACILITY L.L.C.
                        CALPINE PASTORIA HOLDINGS, LLC

                        Executing this Agreement on behalf of and so as to bind each of the limited liability companies named above under the caption "The Guarantors"

                        By: /s/ Zamir Rauf
                            --------------------------------------------
                            Name: Zamir Rauf
                            Title: Vice President
                                               to  Registration Rights Agreement

                        THE GUARANTORS:

                        FREESTONE POWER GENERATION LP
                        CALPINE FREESTONE ENERGY, LP
                        CALPINE POWER EQUIPMENT LP
                        CHANNEL POWER, LP
                        CHANNEL ENERGY CENTER, LP
                        CALPINE CORPUS CHRISTI ENERGY, LP
                        CORPUS CHRISTI COGENERATION LP
                        CALPINE ONETA POWER, LP
                        BAYTOWN ENERGY CENTER, LP
                        BAYTOWN POWER, LP

                        Executing this Agreement on behalf of and so as to bind each of the limited partnerships named above under the caption "The Guarantors"

                        By: /s/ Zamir Rauf
                            --------------------------------------------
                            Name: Zamir Rauf
                            Title: Vice President